UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Current Report on Form 8-K/A amends Alteon Inc.’s previously filed Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2006 to include the financial statements required by Item 9.01. As described in Item 2.01 of the previously filed Form 8-K, on July 21, 2006, Alteon Inc. (the “Company”) completed its previously reported merger by and between Alteon Merger Sub, Inc., a wholly-owned subsidiary of the Company, and HaptoGuard, Inc.

Listed below are the financial statements and unaudited pro forma financial information required to be included as a part of this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The financial statements of HaptoGuard, Inc. are included in this report beginning at page F-1.

(b) Unaudited pro Forma Financial Information.

Unaudited pro forma financial information is included in the report beginning at Page F-23.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.
Dated: September 5, 2006
/s/ Noah Berkowitz
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Marcum & Kliegman LLP

Index to Financial Statements

Page
Unaudited Interim Financial Statements of HaptoGuard, Inc.:
Condensed Balance Sheets as of June 30, 2006 and December 31, 2005	F-2
Condensed Statements of Operations for the Six Months Ended June 30, 2006 and 2005 and the Cumulative Period from July 19, 2004 (Inception) to June 30, 2006	F-3
Condensed Statement of Stockholders’ Deficiency for the Six Months Ended June 30, 2006	F-4
Condensed Statement of Cash Flows for the Six Months Ended June 30, 2006 and 2005 and the Cumulative Period from July 19, 2004 (Inception) to June 30, 2006	F-5
Notes to Condensed Financial Statements	F-6

Audited Financial Statements of HaptoGuard, Inc.
Report of Independent Registered Public Accounting Firm	F-11
Balance Sheets as of December 31, 2005 and 2004	F-12
Statements of Operations for the Year Ended December 31, 2005 and the Period from July 19, 2004 (Inception) to December 31, 2004	F-13
Statements of Changes in Stockholders’ Deficiency for the Year Ended December 31, 2005 and the Period from July 19, 2004 (Inception) to December 31, 2004	F-14
Statements of Cash Flows for the Year Ended December 31, 2005, the Period from July 19, 2004 (Inception) to December 31, 2004 and the Period from July 19, 2004 (Inception) to December 31, 2005	F-15
Notes to Financial Statements	F-16

Unaudited Pro Forma Financial Information:
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	F-23
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2005	F-24
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2005	F-25
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2004	F-26
Notes to Unaudited Pro Forma Financial Statements	F-27

HAPTOGUARD, INC.
(A Development Stage Company)
Condensed Balance Sheets

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	5,314	101,090
Prepaid expenses	25,839	6,043

Total current assets	31,153	107,133

Property and equipment, net	4,462	5,076
Other assets	2,490	2,490

TOTAL ASSETS	38,105	114,699

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:

Accounts payable and accrued expenses	203,525	113,411
Due to related party	84,000	54,000
Deposits for common stock purchased	--	206,618
Due to Alteon	336,000

Total liabilities	623,525	374,029

STOCKHOLDERS' DEFICIENCY:

Common stock, $.01 par value, 100,000 shares authorized, and 10,465 and 9,669 shares issued and outstanding, as of June 30, 2006 and
December 31, 2005, respectively.	105	96

Additional paid in capital	2,912,868	2,196,180
Unearned compensation	(17,342)	(30,348)
Accumulated deficit	(3,481,051)	(2,425,258)

Total stockholders equity	(585,420)	(259,330)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	38,105	114,699

HAPTOGUARD, INC.
(A Development Stage Company)
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		Cumulative since
			Inception (July 19,
	2006	2005	2004)
INCOME:
Management Income	$125,000	$--	$125,000
Interest income	3,887	6,541	16,415

TOTAL INCOME	128,887	6,541	141,415

EXPENSES:
Research and development	707,530	571,412	2,226,112
General and administrative	477,150	412,009	1,396,354

TOTAL EXPENSES	1,184,680	983,421	3,622,466

NET LOSS	$(1,055,793)	$(976,880)	$(3,481,051)

HaptoGuard Inc.
(A Development Stage Company)
Condensed Statements of Changes in Stockholders' Deficiency
(Unaudited)

					Deficit
					Accumulated	Total
					During
	Common Stock		Additional	Unearned	Development	Stockholders'
	Shares	Amount	Paid-in Capital	Compensation	Stage	Equity

BALANCE - July 19, 2004 (Inception)	--	$--	$--	$--	$--	$--

Issuance of common stock for cash at $.01 per share	5,000	50	0			50
Issuance of common stock for cash at $.30 per share	1,024	10	297			307
Issuance of common stock for cash at $440.00 per share	1,808	18	795,502			795,520
Issuance of common stock for accrued expenses and accounts
payable at $440.00 per share	34	--	14,961			14,961

Net loss - year ended, December 31, 2004					(770,563)	(770,563)

BALANCE - December 31, 2004	7,866	78	810,760	--	(770,563)	40,275

Shares issued for:
Issuance of common stock for cash at $572.08 per share	1,769	18	1,011,990			1,012,008
Issuance of common stock for accrued expenses and accounts
payable at $572.08 per share	34	--	19,451			19,451
Value assigned to options issued to consultants			159,882	(54,192)		105,690
Amortization of unearned compensation				23,844		23,844
Value assigned to warrants issued to consultants			194,097			194,097

Net loss - year ended, December 31, 2005					(1,654,695)	(1,654,695)

BALANCE - December 31, 2005	9,669	96	2,196,180	(30,348)	(2,425,258)	(259,330)

Shares returned and cancelled	(500)	(5)	--			(5)
Issuance of common stock for cash at $540.42 per share	1,282	14	692,807			692,821
Issuance of common stock for accrued expenses and accounts
payable at $540.42 per share	14		7,566			7,566
Value assigned to options issued to consultants			16,315			16,315
Amortization of unearned compensation				13,006		13,006
Net loss - six months ended, June 30, 2006					(1,055,793)	(1,055,793)

BALANCE - June 30, 2006	10,465	$105	$2,912,868	$(17,342)	$(3,481,051)	$(585,420)

HaptoGuard Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,		Cumulative
			Since Inception
	2006	2005	(July 19, 2004)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,055,793)	$(976,880)	$(3,481,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	614	452	1,681
Stock based compensation	29,321	310,625	352,952
Changes in operating assets and liabilities:
Decrease/(Increase) in prepaid expenses	(19,800)	(20,797)	(25,486)
Increase in other assets	--	--	(2,490)
Increase in due to related party	30,000	--	84,000
Increase in due to Alteon	336,000	--	336,000
(Decrease)/Increase in accrued expenses and accounts payable	97,679	(53,044)	245,502

NET CASH USED IN OPERATING ACTIVITIES	(581,979)	(739,644)	(2,488,892)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	--	(6,143)	(6,143)

NET CASH USED IN INVESTING ACTIVITIES	--	(6,143)	(6,143)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from the sale of common stock	692,821	631,231	2,119,572
Net proceeds from deposits for common stock	(206,618)	--	380,777

NET CASH PROVIDED BY FINANCING ACTIVITIES	486,203	631,231	2,500,349

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(95,776)	(114,556)	5,314

CASH AND CASH EQUIVALENTS - Beginning	101,090	581,573	--

CASH AND CASH EQUIVALENTS - Ending	$5,314	$467,017	$5,314

SUPPLEMENTAL DISCLOSURESOFCASH FLOW INFORMATION

Shares of common stock issued in payment of accrued expenses and
accounts payable	$7,566	$19,451	$41,978

HAPTOGUARD INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 —	Basis of Presentation

      The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2006, are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. For further information, refer to the financial statements and footnotes thereto included in the Company’s audited financial statements for the year ended December 31, 2005, as included elsewhere in the Form 8-K/A.

      The Company’s principal activities, to date, have been in the research and development of diagnostics and drug treatments for cardiovascular diseases. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Development Stage Enterprises.”

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is currently a development stage enterprise and the Company’s continued existence is dependent upon its ability to obtain additional debt and/or equity financing. The Company has yet to generate a positive cash flow from operations, and until commercially viable products are developed and FDA approvals obtained, the Company is totally dependent upon debt and equity funding to finance the Company’s operations.

      These factors raise substantial doubt about the Company’s continued existence as a going concern. In the event that the Company is unable to obtain additional debt or equity financing, the Company may have to cease or severely curtail its operations. This would materially impact its ability to continue as a going concern. There is no assurance that, if and when FDA clearance is obtained, the Company’s products will achieve market acceptance, or that the Company will ever achieve a profitable level of operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. See Notes 6 and 7 — Consulting Agreement and Subsequent Event.

NOTE 2 —	Nature of Business

      HaptoGuard Inc. was organized on November 4, 2003 under the laws of the State of Delaware with operations commencing on July 19, 2004 (inception). The Company is a development stage pharmaceutical company and was formed to research, acquire and further develop a combination of diagnostic therapeutic products that can be used to treat cardiovascular complications in patients with diabetes.

      On September 28, 2004, the Company entered into an exclusive License and Supply Agreement with Oxis International Inc. The agreement provides the Company with the ability to license patented technologies related to a family of compounds to develop drugs for the treatment of cardiovascular diseases. On July 12, 2004, the Company entered into an exclusive License and Research Agreement with BioRap Technologies, Inc. The agreement provides the Company with the ability to license patented technologies to develop diagnostic techniques for cardiovascular diseases associated with diabetes.

      These purchased technologies currently have no alternative use and there can be no assurance that the Company will ever obtain FDA approval, or that the Company will have the necessary funds to continue its research efforts. Significant additional costs will be required to fund clinical trials and seek the Food and Drug Administration (“FDA”) approval in order to commercially market any products.

HAPTOGUARD INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

      In the six months ended June 30, 2006, Dr. Berkowitz and the Noah Berkowitz Family Trust returned 500 shares of common stock to the Company and 1,282 shares of common stock were issued for $692,820 and 14 shares valued at $7,566 were issued for services rendered.

NOTE 3 —	Summary of Selected Significant Accounting Policies

      In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which replaces “Accounting for Stock-Based Compensation,” (“SFAS 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values effective for the Company January 1, 2006. Under SFAS 123R, the pro forma disclosures previously permitted under SFAS 123 are no longer an alternative to financial statement recognition.

      The Company accounts for employee stock-based compensation, awards issued to non-employee directors, and stock options issued to consultants and contractors in accordance with SFAS 123R and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.”

      The Company has adopted the new standard, SFAS 123R, effective January 1, 2006 and has selected the Black-Scholes method of valuation for share-based compensation. The Company has adopted the modified prospective transition method which requires that compensation cost be recorded, as earned, for all unvested stock options and restricted stock outstanding at the beginning of the first quarter of adoption of SFAS 123R, and that such costs be recognized over the remaining service period after the adoption date based on the options’ original estimate of fair value.

      Prior to adoption of SFAS 123R, the Company applied the intrinsic-value method under APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, under which no compensation cost (excluding those options granted below fair market value) had been recognized. SFAS 123 established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans. As permitted by SFAS 123, the Company elected to continue to apply the intrinsic-value based method of accounting described above, and adopted only the disclosure requirements of SFAS 123, as amended.

      The following table summarizes relevant information as to reported results under the Company’s intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of FAS 123 had been applied for the six months ended June 30, 2005 as follows:

Net loss, as reported	$(976,880)
Less: Total stock-based employee and director compensation expense determined under fair value method	(6,830)

Pro forma net loss	$(983,710)

HAPTOGUARD INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

NOTE 4 —	Related Party Transactions

      Consulting fees for the services of the Company’s Chief Executive Officer is paid to HealthQualitySolutions.com Inc. The Company has a one-year consulting agreement with HealthQualitySolution.com Inc. where the Company pays $15,000 per month which terminated on July 1, 2006. The Chief Executive Officer owns 95% of HealthQualitySolutions.com Inc. On June 30, 2006, the Company had a payable due to HealthQualitySolutions.com Inc. of $84,000. During the six months ended June 30, 2006 and June 30, 2005, $45,000 was charged to operating expenses in both periods for these consulting fees.

NOTE 5 —	Stockholders’ Deficiency

      In January 2006, the Company issued 1,296 shares of common stock. Of these shares, 1,282 were issued for gross proceeds of $692,820 and 14 shares were issued as payment for services rendered in 2005 valued at $7,566.

      The Company has a long-term incentive plan, the 2005 Employee, Director and Consultant Stock Plan, (the “2005 Plan”). The 2005 Plan was approved, and it is administered, by the Company’s Board of Directors. The 2005 Plan provides for the issuance of incentive stock options (“ISO”), non-qualified options, and stock grants up to a maximum of 1,518 shares of common stock. The options have a term of ten years, except for options granted to owners of more than 10% of all classes of the Company’s common stock, which have a maximum term of five years. The options under the 2005 Plan shall vest pursuant to the terms of the individual option agreements.

     For the year ended December 31, 2005, the Company recognized $129,534 of expense related to the issuance of the options. A summary of the activity under stock option plan is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Weighted
		Grant Date	Contractual life	Average
	2006	Fair Value	(yrs)	Exercise Price
Granted	800	$318.42	8.75	$572.08
Exercised	—	—	—	—

Outstanding at June 30, 2006	800	$318.42	8.75	$572.08

Exercisable at June 30, 2006	476	$382.35	8.92	$572.08

HAPTOGUARD INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

      During the period ended June 30, 2006 no warrants were granted.

			Weighted
		Weighted	Average
		Average	Remaining	Weighted
		Grant Date	Contractual life	Average
	Number	Fair Value	(yrs)	Exercise Price
Outstanding at June 30, 2006	509	$381.33	1.25	$572.08

Exercisable at June 30, 2006	509	$381.33	1.25	$572.08

NOTE 6 —	Consulting Agreement
      On April 4, 2006, the Company signed a consulting agreement to provide consulting services to Alteon Inc. for the clinical development of alagebrium and advancement of other intellectual property assets of Alteon. The Company signed a definitive merger agreement to be acquired by Alteon Inc. on April 19, 2006.

NOTE 7 —	Subsequent Event

On July 18, 2006, the Company’s shareholders approved the merger with Alteon, Inc., and on July 21, 2006, the companies’ combined operations in a stock transaction valued at approximately $8.8 million at the signing of the merger agreement on April 19, 2006. HaptoGuard and Alteon have complementary product platforms in cardiovascular diseases, diabetes and other inflammatory diseases, including two Phase 2 clinical-stage compounds focused on cardiovascular diseases in diabetic patients.

As part of the merger, a portion of existing shares of Alteon preferred stock held by Genentech, Inc. were converted into Alteon common stock. Genentech transferred a portion of the Alteon preferred stock that they held to HaptoGuard and canceled its remaining preferred stock position in Alteon. Genentech acquired the right of first negotiation for HaptoGuard’s cardiovascular compound, ALT-2074 (formerly BXT-51072), and future royalties on Alteon’s alagebrium.

The merger of the two companies was structured as an acquisition by Alteon. Under the terms of the merger agreement, HaptoGuard shareholders received a total of 37.4 million shares of Alteon common stock (from Alteon and Genentech, equal to approximately 31 percent of the shares of Alteon company stock outstanding after completion of the merger).

Key components of the transactions among HaptoGuard, Alteon and stockholder Genentech are as follows:

•	Alteon acquired all outstanding equity of HaptoGuard. In exchange, HaptoGuard shareholders received from Alteon approximately 22.5 million shares of Alteon common stock.
•
Genentech converted a portion of its existing Alteon preferred stock to Alteon common stock. A portion of Alteon preferred stock held by Genentech, which as of April 19, 2006 equaled approximately $3.5 million in Alteon common stock, was transferred to HaptoGuard shareholders.

•	The remaining Alteon preferred stock held by Genentech was cancelled.
•	Genentech will receive milestone payments and royalties on net sales of alagebrium, if any, and will receive a right of first negotiation on ALT-2074, HaptoGuard’s lead compound.

Following the merger, the new Alteon management team is as follows:

•	Noah Berkowitz, M.D., Ph.D. - President and Chief Executive Officer;
•	Malcolm MacNab, M.D., Ph.D. - Vice President, Clinical Development; and
•	Howard B. Haimes, Ph.D. - Executive Director, Preclinical Sciences.

Additionally, the Board of Directors of the combined company is composed of seven members as follows:

•	Kenneth I. Moch, Chairman - Director of Alteon since December 1998
•	Noah Berkowitz, M.D., Ph.D. - Director of HaptoGuard since November 2003
•	Marilyn G. Breslow - Director of Alteon since June 1988
•	Thomas A. Moore - Director of Alteon since October 2001
•	George M. Naimark - Director of Alteon since June 1999
•	Mary Tanner - Director of HaptoGuard since January 2004
•	Wayne P. Yetter - Director of HaptoGuard since August 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
HaptoGuard Inc.

      We have audited the accompanying balance sheets of HaptoGuard Inc. (a development stage company) (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the year ended December 31, 2005, for the period from July 19, 2004 (inception) to December 31, 2004 and for the period from July 19, 2004 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. We also conducted our audit as of and for the year ended December 31, 2005, for the period July 19, 2004 (inception) to December 31, 2004, and for the period from July 19, 2004 (inception) to December 31, 2005 in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HaptoGuard Inc. as of December 31, 2005 and 2004, and the results of its operations, and its cash flows for the year ended December 31, 2005, for the period from July 19, 2004 (inception) to December 31, 2004, and for the period from July 19, 2004 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a deficit accumulated during the development stage of $2,425,528 and cash flows used in operating activities of $1,906,913 during the development stage. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

March 20, 2006
New York, New York

HaptoGuard Inc.
(A Development Stage Company)
Balance Sheets

	December 31,

	2005	2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$101,090	$581,573
Prepaid expenses	6,043	4,357
Total Current Assets	107,133	585,930
PROPERTY AND EQUIPMENT, Net	5,076	—
OTHER ASSETS	2,490	1,395
TOTAL ASSETS	$114,699	$587,325

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
CURRENT LIABILITIES
Accrued expenses and accounts payable	$113,411	$151,273
Due to related party	54,000	15,000
Deposits for common stock purchased	206,618	380,777
TOTAL LIABILITIES	374,029	547,050

STOCKHOLDERS’ (DEFICIENCY) EQUITY
Common stock, $.01 par value; 100,000 shares authorized; issued and outstanding — 9,669 and 7,866 shares, respectively	96	78
Additional paid-in capital	2,196,180	810,760
Unearned compensation	(30,348)	—
Deficit accumulated during development state	(2,425,258)	(770,563)
TOTAL STOCKHOLDERS’ (DEFICIENCY) EQUITY	(259,330)	40,275
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY	$114,699	$587,325

The accompanying notes are an integral part of these financial statements.

Haptoguard Inc.
(A Development Stage Company)
Statements of Operations

		For the	For the
		Period from	Period from
	For the Year	July 19, 2004	July 19, 2004
	Ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2005	2004	2005

OPERATING INCOME (EXPENSES)
Research and development expenses	$(915,409)	$(603,173)	$(1,518,582)
General and administrative expenses	(749,171)	(170,033)	(919,204)
Interest income	9,885	2,643	12,528
NET LOSS	$(1,654,695)	$(770,563)	$2,425,258)

The accompanying notes are an integral part of these financial statements.

Haptoguard Inc.
(A Development Stage Company)
Statements of Changes in Stockholders’ Equity (Deficiency)
For the Period From July 19, 2004 (Inception) to December 31, 2005

					Deficit
					Accumulated	Total
	Common Stock		Additional		During	Stockholders’
			Paid-In	Unearned	Development	Equity
	Shares	Amount	Capital	Compensation	Stage	(Deficiency)
BALANCE — July 19, 2004 (Inception)	—	$—	$—	$—	$—	$—
Issuance of common stock for cash at $0.01 per share	5,000	50	—	—	—	50
Issuance of common stock for cash at $0.30 per share	1,024	10	297	—	—	307
Issuance of common stock for cash at $440.00 per share	1,808	18	795,502	—	—	795,520
Issuance of common stock in payment of accrued expenses and accounts payable at $440.00 per share	34	—	14,961	—	—	14,961
Net loss	—	—	—	—	(770,563)	(770,563)
BALANCE — December 31, 2004	7,866	78	810,760	—	(770,563)	40,275
Issuance of common stock for cash at $572.08 per share	1,769	18	1,011,990	—	—	1,012,008
Issuance of common stock in payment of accrued expenses and accounts payable at $572.08 per share	34	—	19,451	—	—	19,451
Value assigned to options issued to consultants	—	—	159,882	(54,192)	—	105,690
Amortization of unearned compensation	—	—	—	23,844	—	23,844
Value assigned to warrants issued to consultant	—	—	194,097	—	—	194,097
Net loss	—	—	—	—	$(1,654,695)	$(1,654,695)
BALANCE — December 31, 2005	9,669	$96	$2,196,180	$(30,348)	$(2,425,258)	$(259,330)
The accompanying notes are an integral part of these financial statements.

HaptoGuard Inc.
(A Development Stage Company)
Statements of Cash Flows

		For the	For the
		Period from	Period from
	For the Year	July 19, 2004	July 19, 2004
	Ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,654,695)	$(770,563)	$(2,425,258)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,067	—	1,067
Stock based compensation	323,631	—	323,631
Changes in operating assets and liabilities:
Increase in prepaid expenses	(1,686)	(4,000)	(5,686)
Increase in other assets	(1,095)	(1,395)	(2,490)
Increase in due to related party	39,000	15,000	54,000
(Decrease) increase in accrued expenses and accounts payable	(18,411)	166,234	147,823
TOTAL ADJUSTMENTS	342,506	175,839	518,345
NET CASH USED IN OPERATING ACTIVITIES	(1,312,189)	(594,724)	(1,906,913)
CASH USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(6,143)	—	(6,143)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	631,231	795,520	1,426,751
Proceeds from deposits for common stock purchased	206,618	380,777	587,395
NET CASH PROVIDED BY FINANCING ACTIVITIES	837,849	1,176,297	2,014,146
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(480,483)	581,573	101,090
CASH AND CASH EQUIVALENTS — Beginning	581,573	—	—
CASH AND CASH EQUIVALENTS — Ending	$101,090	$581,573	$101,090
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the periods for:
Interest	$—	$—	$—
Taxes	$—	$—	$—
Shares of common stock issued in payment of accrued expenses and accounts payable	$19,451	$14,961	$34,412

The accompanying notes are an integral part of these financial statements.

HAPTOGUARD INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (Audited)

NOTE 1 — Nature of Business

      HaptoGuard Inc. was organized on November 4, 2003 under the laws of the State of Delaware with operations commencing on July 19, 2004 (inception). The Company is a development stage pharmaceutical company and was formed to research, acquire and further develop a combination of diagnostic therapeutic products that can be used to treat cardiovascular complications in patients with diabetes.

      On September 28, 2004, the Company entered into an exclusive License and Supply Agreement with Oxis International Inc. The agreement provides the Company with the ability to license patented technologies related to a family of compounds to develop drugs for the treatment of cardiovascular diseases. On July 12, 2004, the Company entered into an exclusive License and Research Agreement with BioRap Technologies, Inc. The agreement provides the Company with the ability to license patented technologies to develop diagnostic techniques for cardiovascular diseases associated with diabetes.

      These purchased technologies currently have no alternative use and there can be no assurance that the Company will ever obtain FDA approval, or that the Company will have the necessary funds to continue its research efforts. Significant additional costs will be required to fund clinical trials and seek the Food and Drug Administration (“FDA”) approval in order to commercially market any products.

      In January 2006, the Company issued shares of common stock, and is in negotiations to be acquired by another company as discussed in Note 8.

NOTE 2 — Basis of Presentation

      The Company’s principal activities, to date, have been in the research and development of diagnostics and drug treatments for cardiovascular diseases. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Development Stage Enterprises.”

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is currently a development stage enterprise and the Company’s continued existence is dependent upon its ability to obtain additional debt and/or equity financing. The Company has yet to generate a positive cash flow from operations, and until commercially viable products are developed and FDA approvals obtained, the Company is totally dependent upon debt and equity funding to finance the Company’s operations.

      These factors raise substantial doubt about the Company’s continued existence as a going concern. In the event that the Company is unable to obtain additional debt or equity financing, the Company may have to cease or severely curtail its operations. This would materially impact its ability to continue as a going concern. There is no assurance that, if and when FDA clearance is obtained, the Company’s products will achieve market acceptance, or that the Company will ever achieve a profitable level of operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 — Summary of Significant Accounting Policies

     Cash and Cash Equivalents

      The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash and money market instruments on deposit with a financial institution. At times, such cash balances may be in excess of federally insured limits.

HAPTOGUARD INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

     Property and Equipment

      Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

     Depreciation Expense

      Depreciation is provided for using the straight-line method over the estimated useful lives of the related assets.

     Research and Development Expenses

      In accordance with Statement of Financial Accounting Standard (SFAS) No. 2, “Research and Development Expenses”, such costs are expensed as incurred. Research and development expenses consist of outside services for research and development activities associated with product development. During 2004, the Company entered into two license arrangements (Note 1) to purchase the exclusive patent rights to certain technology for developing diagnosis and treatment of cardiovascular diseases. The Company, upon entering into these agreements, paid $500,000 for the use of these rights. The terms of the licenses extend through the expiration dates of the various underlying patents, with certain exceptions and diligence milestones, as defined in the respective agreements. The patents contain expiration dates which extend through March 2023. In November 2005, the Company was notified by Oxis International Inc. that it risked forfeiting its rights to the licensed technology as a result of the Company not initiating a clinical trial by the date set forth in the Licensing Agreement.

      In December 2005, the Company paid Oxis International Inc. $100,000 as stipulated in the Licensing Agreement to extend the deadline of its diligence milestones by six months.

      In accordance with SFAS No. 2, the cost to purchase these research and development rights are required to be charged as an expense since there is currently no alternative future use for this technology and, therefore, no separate economic value.

     Reclassifications

      Certain amounts in the financial statements for the prior period have been reclassified to be in conformity with the current year presentation. The reclassifications had no effect on the previously reported net loss.

     Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard (SFAS) No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived primarily from tax loss carry forwards. As of December 31, 2005, the Company has approximately $2,400,000 of federal net operating losses available to offset future taxable income, which, if not utilized, will begin to expire in 2024. The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized The Company’s effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance:

HAPTOGUARD INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

The change in the valuation allowance for deferred tax assets are summarized as follows:

		Period from
		July 19, 2004
	Year Ended	(Inception) to
	December 31,	December 31,
	2005	2004

Beginning balance	$308,000	$—
Change in allowance	662,000	308,000
Ending balance	$970,000	$308,000

As of December 31, 2005 and 2004, the Company has net operating loss carryforwards of $2,400,000 and $700,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2025. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a change of control of a company. The Company has not performed an evaluation whether a change of control has taken place and as such, utilization of its net operating losses may be subject to substantial limitation in future periods.

      No provision for income taxes has been recorded in the financial statements as a result of such operating losses as for the year ended December 31, 2005 and the period from July 19, 2004 (inception) to December 31, 2004.

     Management Estimates

      The preparation of financial statements are in conformity with accounting principles generally accepted in the United States and requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Fair Value of Financial Instruments

      The recorded amounts of cash and cash equivalents, accounts payable, accrued expenses and deposits for common stock purchases as presented in the financial statements approximate fair value because of the short-term nature of these instruments.

     Stock-Based Compensation

      As permitted by FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equal or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

      The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS 123 and the Emerging Issues Task Force in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

HAPTOGUARD INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

      In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation-Transaction and Disclosure (“FAS 148”). This standard amends the disclosure requirements of FAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of FAS 123 which requires disclosure of the pro forma effects on net income (loss) as if the fair value method of accounting prescribed by FAS 123 had been adopted, as well as certain other information.

      Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      The following table summarizes relevant information as to reported results under the Company’s intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of FAS 123 had been applied for the following year ended December 31, 2005 as follows:
		For the Period	For the Period
		From	From
	For the Year	July 19, 2004	July 19, 2004
	Ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2005	2004	2005
Net loss	$(1,654,695)	$(770,563)	$(2,425,258)
Add: total stock based compensation, as reported	—	—	—
Deduct: total stock based compensation determined under fair value based method for all awards	(23,145)	—	(23,145)
Pro Forma Net Loss	$(1,677,840)	$(770,563)	$(2,448,403)

     Stock-Based Compensation
      The fair value of options issued for the year ended December 31, 2005 was estimated at the date of grant using the Black-Scholes option-pricing using the following weighted-average assumptions.

Risk-free rate	4.02 - 4.15%
Annual rate of dividends	—
Volatility range	0 - 117%
Average life	10 years

Recently Issued Accounting Standards

      In January 2003, Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, provides guidance for identifying a controlling interest in a variable interest entity (“VIE”) established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No., 46 and issued Interpretation Number 46R, “Consolidation of Variable Interest Entities — an Interpretation of ARB 51” (“FIN No. 46R”). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs, or potential VIEs, commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public small business issuers’ entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

HAPTOGUARD INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

      In December 2004, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, “Share Based Payment”. This statement is a revision of SFAS Statement No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. SFAS 123R addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest.

      This statement is effective for public entities that file as small business issuers — as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this pronouncement is not expected to have a material effect on the Company’s financial statements.

      In December 2004, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets”. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively. The adoption of this pronouncement is not expected to have a material effect on the Company’s financial statements.

      Emerging Issue Task Force (EITF) Issue 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities, should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

      In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20 and SFAS No. 3.” This statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impractical. APB opinion No. 20 previously required that most voluntary changes in accounting principle to be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 improves the financial reporting because its requirements enhance the consistency of the financial reporting between periods. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

HAPTOGUARD INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 4 — Property and Equipment

      Property and Equipment consist of the following at December 31, 2005:
		Estimated
	Amount	Useful Life
Computer Equipment	$6,143	5 years
Less: accumulated depreciation	(1,067)
Property and Equipment, Net	$5,076

      For the year ending December 31, 2005, depreciation expense was $1,067.

NOTE 5 — Related Party Transactions

      Consulting fees for the services of the Company’s Chief Executive Officer is paid to Health QualitySolutions.com. Inc. The Company has a one-year consulting agreement with HealthQualitySolution.com, Inc. where the Company will pay $15,000 per month which terminates on July 1, 2006. The Chief Executive Officer owns 95% of HealthQuality Solutions.com. Inc. On December 31, 2005 and 2004, the Company had a payable due to Health Quality Solutions.com of $54,000 and $15,000, respectively. During the year ended December 31, 2005, for the period from July 19, 2004 (inception) to December 31, 2004, and for the period from July 19, 2004 (inception) to December 31, 2005, $180,000, $75,000 and $255,000 were charged to operating expenses, respectively, for these consulting fees.

NOTE 6 — Commitments and Contingencies

     Operating Lease Arrangements

      Currently, the Company leases office space in Saddle Brook, New Jersey. The lease for this facility expires in June 2006. The current monthly rent is $1,357.

     Technology License Agreements

      Under the license agreements discussed in Note 1, the Company paid $500,000 for the use of these rights upon the execution of these agreements. The Company is also obligated to pay $40,000 annually for research and development costs. The Company may be responsible to make future payments totaling approximately $7,800,000, based on achieving certain technological milestones, and to pay royalties based on sales of commercially developed products.

NOTE 7 — Stockholders’ Equity (Deficiency)

      During the year ended December 31, 2004, the Company sold 7,938 shares of common stock for gross proceeds of $795,878.
      During the year ended December 31, 2004, the Company issued 34 shares of common stock in payment of accrued expenses and accounts payable of $14,960.

      During the year ended December 31, 2005, the Company sold 1,769 shares of common stock for gross proceeds of $1,012,008.
      During the year ended December 31, 2005, the Company issued 34 shares of common stock in payment of accrued expenses and accounts payable of $19,451.

HAPTOGUARD INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

      The Company has a long-term incentive plan, the 2005 Employee, Director and Consultant Stock Plan, (the “2005 Plan”). The 2005 Plan was approved, and it is administered, by the Company’s Board of Directors. The 2005 Plan provides for the issuance of incentive stock options (“ISO”), non-qualified options, and stock grants up to a maximum of 1,518 shares of common stock. The options have a term of ten years, except for options granted to owners of more than 10% of all classes of the Company’s common stock, which have a maximum term of five years. The options under the 2005 Plan shall vest pursuant to the terms of the individual option agreement.

      For the year ended December 31, 2005, under the 2005 Plan, the Company awarded stock options to purchase 800 shares of common stock, of which 200 were to an employee of the Company, 300 were to the Company’s Board of Directors, and 300 were issued to consultants. All options granted have an exercise price of $572.08. 200 options are exercisable for a five-year period after the date of grant. 600 vest ratably over a three-year period and expire ten years after the date of grant. For the year ended December 31, 2005, the Company recognized $129,534 of expense related to the issuance of the options. A summary of the activity under stock option plan is as follows:

		Weighted	Weighted
		Average	Average	Weighted
		Grant Date	Remaining	Average
	2005	Fair Value	Contractual Life	Exercise Price
Granted	800	$318.42	9.25	$572.08
Exercised	—	—	—	—
Outstanding at December 31, 2005	800	$318.42	9.25	$572.08
Exercisable at December 31, 2005	366	$417.16	9.42	$572.08

      During the year ended December 31, 2005, the Company issued warrants to purchase 509 shares of common stock outside the 2005 Plan.

		Weighted	Weighted
		Average	Average	Weighted
		Grant Date	Remaining	Average
	2005	Fair Value	Contractual Life	Exercise Price
Granted	509	$381.33	1.74	$572.08
Exercised	—	—	—	—
Outstanding at December 31, 2005	509	$381.33	1.74	$572.08
Exercisable at December 31, 2005	509	$381.33	1.74	$572.08

NOTE 8 — Subsequent Events

     Common Stock Issuances

      In January 2006, the Company issued 1,296 shares of common stock. Of these shares, 1,282 were issued for gross proceeds of $692,818 and 14 shares were issued as payment for services rendered in 2005 valued at $7,566.

     Sale of Company

      The Company is in negotiations to be acquired by a publicly traded company in the pharmaceutical industry. There can be no assurances that this acquisition will be consummated or that following consummation, the new company will have adequate financing for ongoing operations.

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

      The following Unaudited Pro Forma Condensed Combined Financial Statements combine the historical balance sheets and statements of operations of Alteon Inc. (“Alteon”) and HaptoGuard, Inc. (HaptoGuard) giving effect to the merger using the purchase method of accounting.

Unaudited Pro Forma Condensed Combined Financial Data

      The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2006 and the year ended December 31, 2005 and the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2006 are based on the historical financial statements of Alteon and HaptoGuard, after giving effect to the acquisition of HaptoGuard.

      The Unaudited Pro Forma Condensed Combined Statements of Operations are presented as if the combination had taken place on January 1, 2005. It is expected that following the acquisition Alteon will incur additional costs in connection with integrating the operations of the two companies.

      The Unaudited Pro Forma Condensed Combined Balance Sheet is presented to give effect to the acquisition as if it occurred on June 30, 2006, combines the balance sheet for Alteon as of June 30, 2006 with the balance sheet of HaptoGuard as of June 30, 2006 and reflects the allocation of the purchase price to the HaptoGuard assets acquired and liabilities assumed.

      The Unaudited Pro Forma Condensed Combined Financial Statements are based on the estimates and assumptions set forth in the accompanying notes to such statements. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

      The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of Alteon included in its 2005 Form 10-K and June 30, 2006 Form 10-Q and the historical financial statements of HaptoGuard included elsewhere in this Form 8-K/A.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2006
UNAUDITED
(IN 000'S)

	ALTEON		PROFORMA		PROFORMA
ASSETS	INC	HAPTOGUARD	ADJUSTMENTS		COMBINED

CURRENT ASSETS:
Cash and cash equivalents	$4,985	$5	--	(6)	$4,990
				(6)
Other current assets	354	26	-		380
Total current assets	5,339	31	-		5,370

Property and equipment, net	29	4			33
Restricted cash	150				150
Receivable from HaptoGuard	336		(336)	(8)	-
Other assets	1,259	3	(1,259)	(4)	3

TOTAL ASSETS	$7,113	$38	$(1,595)		$5,556

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
Accounts payable	$630	$203			$833

Accrued expenses	680	84	2,498	(4), (9)	3,262
Total current liabilities	1,310	287	2,498		4,095

OTHER LIABILITIES:
Payable to Alteon	-	336	(336)	(8)	-

TOTAL LIABILITIES	1,310	623	2,162		4,095

STOCKHOLDERS EQUITY:
Preferred stock	1	-	(1)	(7)	-
Common stock	689	-	374	(3)	1,198
			135	(7)

Additional paid in capital	232,960	2,896	(2,896)	(2)	241,487
			8,426	(3)
			(134)	(7)
			235	(5)

Accumulated deficit	(227,847)	(3,481)	3,481	(2)	(241,224)
			(2,000)	(9)
	-	-	(11,377)	(3)	-
Total stockholders' equity	5,803	(585)	(3,757)		1,461

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$7,113	$38	$(1,595)		$5,556

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2005
UNAUDITED
(IN 000'S EXCEPT SHARES AND PER SHARE AMOUNTS)

	ALTEON		PROFORMA		PROFORMA
	INC	HAPTOGUARD	ADJUSTMENTS		COMBINED

INCOME:

INVESTMENT INCOME	$358	$10			$368
OTHER INCOME	100	-			100
TOTAL INCOME	$458	$10			$468

EXPENSES:

RESEARCH AND DEVELOPMENT	9,074	916			9,990
GENERAL AND ADMINISTRATIVE	4,325	749			5,074
TOTAL EXPENSES	13,399	1,665			15,064

LOSS BEFORE INCOME TAX BENEFIT	(12,941)	(1,655)			$(14,596)

INCOME TAX BENEFIT	326	-			326

NET LOSS	(12,615)	(1,655)			(14,270)

PREFERRED STOCK DIVIDENDS	4,486	-	(4,486)	(7)	-

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(17,101)	$(1,655)	$4,486		$(14,270)

BASIC AND DILUTED NET LOSS PER SHARE APPLICABLE TO
TO COMMON SHAREHOLDERS	$(0.30)	$-			$(0.12)

WEIGHTED AVERAGE SHARES	57,639,255	-			119,491,069

Calculation of pro forma adjustment for weighted average shares:

ALTEON INC WEIGHTED AVERAGE SHARES	57,639,255
add:
COMMON SHARES ISSUED TO HAPTOGUARD SHAREHOLDERS	37,399,065
COMMON SHARES ISSUED TO PIPE SHAREHOLDERS	10,340,000
COMMON SHARES ISSUED TO RODMAN AND RENSHAW (PIPE)	620,400
COMMON SHARES ISSUED TO GENENTECH UPON CONVERSION	13,492,349
TOTAL	119,491,069

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE 6 MONTHS ENDED 6/30/06
UNAUDITED
(IN 000'S EXCEPT SHARES AND PER SHARE AMOUNTS)

	ALTEON		PROFORMA		PROFORMA
	INC	HAPTOGUARD	ADJUSTMENTS		COMBINED

INCOME:

MANAGEMENT INCOME	$--	$125	$(125)	(6)	$--
INVESTMENT INCOME	126	4			130
OTHER INCOME	50	--	--		50
TOTAL INCOME	$176	$129	$(125)		$180

EXPENSES:

RESEARCH AND DEVELOPMENT	945	708			1,653
GENERAL AND ADMINISTRATIVE	1,896	477	(125)	(6)	2,248
TOTAL EXPENSES	2,841	1,185	(125)		3,901

LOSS BEFORE INCOME TAX BENEFIT	(2,665)	(1,056)	--		(3,721)

INCOME TAX BENEFIT	--	--	--		--

NET LOSS	(2,665)	(1,056)			(3,721)

PREFERRED STOCK DIVIDENDS	2,369	--	(2,369)	(7)	--

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(5,034)	$(1,056)	$2,369		$(3,721)

BASIC AND DILUTED NET LOSS PER SHARE APPLICABLE TO
TO COMMON SHAREHOLDERS	$(0.08)	$--			$(0.03)

WEIGHTED AVERAGE SHARES	62,417,204	-			119,848,525

Calculation of pro forma adjustment for weighted average shares:

ALTEON INC WEIGHTED AVERAGE SHARES	62,417,204
add:
COMMON SHARES ISSUED TO HAPTOGUARD SHAREHOLDERS	37,399,065
COMMON SHARES ISSUED TO PIPE SHAREHOLDERS	6,169,724
COMMON SHARES ISSUED TO RODMAN AND RENSHAW (PIPE)	370,183
COMMON SHARES ISSUED TO GENENTECH UPON CONVERSION	13,492,349
TOTAL	119,848,525

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1) Description of Transaction and Basis of Presentation

      On April 19, 2006, Alteon entered into a definitive merger agreement with HaptoGuard, Inc., Genentech, Inc. and Alteon Merger Sub, Inc., a wholly-owned subsidiary of Alteon. Under the terms of the merger agreement provides that upon the terms and subject to the conditions set forth in the merger agreement, the Merger Sub merged with and into HaptoGuard, and HaptoGuard became the surviving corporation and a wholly-owned subsidiary of Alteon.

      At the effective time of the merger, (a) pursuant to the terms of Alteon’s certificate of incorporation and the merger agreement, Genentech converted a portion of Alteon’s preferred stock that it holds into shares of Alteon’s common stock, such that the number of such shares of common stock issued were, when added to the shares of common stock already owned by Genentech, equal to 19.99% of Alteon’s outstanding common stock as calculated after the conversion of the preferred stock; (b) Genentech transferred to HaptoGuard a portion of Alteon preferred stock held by it, in such an amount that converted to a number of shares of Alteon common stock, in accordance with the terms of Alteon’s certificate of incorporation and the terms of the merger agreement equal in value to $3,500,000 (the price per share of Alteon common stock based on the volume-weighted average price of the per share selling prices on the American Stock Exchange for the twenty (20) trading days immediately preceding the signing of the merger agreement); (c) Genentech transferred to Alteon all of the remaining shares of Alteon preferred stock held by Genentech which were not either converted or transferred, and such shares of preferred stock ceased to be outstanding, were canceled and retired without payment of any consideration therefor other than pursuant to the terms of the merger agreement and ceased to exist; (d) every share of HaptoGuard common stock issued and outstanding immediately prior to the effective time of the merger (other than the dissenting shares) were converted into the right to receive a number of shares of Alteon common stock equal to the quotient of (i) the sum of (x) a number of shares of Alteon common stock issued by Alteon to HaptoGuard stockholders at the effective time with a value of $5.3 million, plus (y) the number of shares of Alteon common stock issued pursuant to section (b) above at the effective time, the market value of (x) and (y) to be equal to $8,800,000, divided by (ii) the sum of (x) the number of outstanding shares of HaptoGuard common stock at the effective time, and (y) the number of Share Equivalents (as defined below) (the “Exchange Ratio”); and (e) each share of HaptoGuard common stock held in the treasury of HaptoGuard and each share of HaptoGuard common stock owned by Alteon or by any direct or indirect wholly-owned subsidiary of HaptoGuard or Alteon immediately prior to the effective time did, by virtue of the merger and without any action on the part of the holder thereof, cease to be outstanding, were canceled and retired without payment of any consideration therefor other than pursuant to the terms of the merger agreement and ceased to exist. Alteon assumed each outstanding vested or unvested option to purchase HaptoGuard common stock, which are exercisable following the merger for the number of shares of HaptoGuard common stock that were purchasable under such option immediately prior to the effective time of the merger multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of common stock) and the per share exercise price for the shares of HaptoGuard common stock issuable upon exercise of such assumed option is equal to the quotient determined by dividing the exercise price per share of HaptoGuard common stock at which such option was exercisable immediately prior to the effective time of the merger by the Exchange Ratio (and rounding the resulting exercise price up to the nearest whole cent). All outstanding warrants to purchase HaptoGuard common stock were exchanged for the right to receive a number of shares of Alteon common stock (“Share Equivalents”) at the effective time of the merger which had a market value equal to the difference between (i) the market value of the product of the number of shares of HaptoGuard common stock that were purchasable under such warrants immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Alteon common stock) and (ii) the total exercise price of such warrant.

      The merger will be accounted for as a purchase by Alteon under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the net liabilities of HaptoGuard will be recorded as of the acquisition date, at their respective fair values, and combined with those of Alteon. The reported financial condition and results of operations of Alteon will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of HaptoGuard.

      As required by FASB Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method”, the Company will record a charge upon the closing of the transaction of approximately $11,377,000 for the estimated portion of the purchase price allocated to acquired IPRD (in-process research and development).

      A valuation using the guidance in SFAS NO. 141, “Business Combinations” and the AICPA Practice Aid “Assets Acquired in a Business Combination to Be Used in Research and Development Activities: A Focus on Software, Electronic Devices and Pharmaceutical Industries” was performed to determine the fair value of research and development projects of HaptoGuard which were in-process but not yet completed.

(2) To eliminate the stockholders’ deficiency accounts of HaptoGuard.

(3) To reflect the issuance of 37,399,065 shares of common stock to HaptoGuard shareholders, including 22,524,437 shares from Alteon and 14,874,628 shares from the conversion of Genentech’s preferred stock ownership in Alteon. The number of shares was calculated by dividing the preliminary purchase price of $8,800,000 by the 20-day volume weighted average market price of the stock or $0.2353.

The components of the preliminary purchase price, which we anticipate will be charged to IPRD, are summarized as follows (000’s):

Common stock issued	$8,800
Fair value of HaptoGuard vested options	235
Estimated transaction costs	1,757
10,792
Net liabilities assumed	585
Total purchase price	$11,377

(4) To reflect estimated transaction fees incurred in connection with the merger.

(5) To reflect the fair value of vested HaptoGuard stock options exchanged for Alteon options.

(6) To eliminate fees paid by Alteon to HaptoGuard.

(7) To reflect the partial conversion and cancellation of all outstanding preferred stock to Genentech in exchange for 13,492,349 shares of common stock and certain rights and royalties as noted in the definitive merger agreement.

(8) To eliminate advance to HaptoGuard.

(9) To reflect required payments of severance and insurance costs incurred as a direct result of the merger.